CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in this Amendment No. 2 to the information statement on Form 8-K of NeoMedia Technologies, Inc., of our report dated May 5, 2006, except for Note 15, which is as of June 20, 2006, on our audits of the financial statements of Sponge Limited as of September 30, 2005 and for the years ended September 30, 2005 and 2004, to be filed with the Securities and Exchange Commission on or about June 20, 2006.



/s/ Brebner, Allen & Trapp
Chartered Accountants and Registered Auditors
London, United Kingdom
June 20, 2006